[Coopers & Lybrand L.L.P. letterhead]


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Post Effective Amendment No. 3 to the Registration Statement No. 811-8150 on Form N-2 of our report dated December 15, 1995 on our audits of the financial statements and financial highlights of Schroder Asian Growth Fund Inc. We also consent to the reference to our firm in the Prospectus under the Caption "Experts".

                                        /s/ Coopers & Lybrand L.L.P.

                                        COOPERS & LYBRAND L.L.P.

New York, New York
February 22, 1996